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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-93173) pertaining to the Itel Corporation 1983 Stock Incentive Plan, the Registration Statement (Form S-8 No. 33-13486) pertaining to the Itel Corporation Key Executive Equity Plan, the Registration Statement (Form S-8 No. 33-21656) pertaining to the Itel Corporation 1988 Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 33-38364) pertaining to the Itel Corporation 1989 Employee Stock Incentive Plan and the Registration Statement (Form S-8 No. 33-60676) pertaining to the Itel Corporation 1993 Director Stock Option Plan and in the related Prospectuses of our report dated February 6, 1995 with respect to the consolidated financial statements and schedules of Itel Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1994.

                                                   ERNST & YOUNG LLP

Chicago, Illinois
March 20, 1995

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